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09/07/93                                                        EXHIBIT 2.12


                                      LEASE

         THIS LEASE, made as of the 14th day of September 1993, by and between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania nonprofit corporation having its principal office in the city of Pittsburgh, Allegheny County, Pennsylvania, hereinafter called "Lessor", and UNION SWITCH & SIGNAL INC., a Delaware corporation, having its principal office in the City of Columbia, South Carolina, hereafter called the "Lessee."

         WHEREAS, Lessor is the owner of the Building and Property hereinafter described, which are located in the Pittsburgh Technology Center in the 4th Ward of the City of Pittsburgh; and

         WHEREAS, Lessee desires to lease said Building and Property from Lessor, to be operated as a Systems and Research Center;

         NOW THEREFORE, WITNESSETH THAT, Lessor and Lessee, intending to be legally bound, do hereby agree as follows:

                                    SECTION 1

PREMISES AND TERM

         That in consideration of the rents hereinafter agreed to be paid by Lessee to Lessor, and in consideration of the covenants of the respective parties hereto to be performed at the time and in


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the manner hereinafter provided, Lessor does hereby lease and demise unto
Lessee, and Lessee does hereby hire and take from Lessor, a building containing 173,316 square feet of space (the "Building"), and all mechanical, electrical, lighting, plumbing and HVAC systems and fixtures attached thereto (the "Fixtures") and the real property (the "Property") on which the Building is located in the 4th Ward of the City of Pittsburgh, Allegheny County, Pennsylvania, and more particularly described on Exhibit "A" attached hereto (the Building, the Fixtures and the Property are hereinafter collectively referred to as the "Premises"). In addition to the Premises, this Lease shall also cover, a parking garage, surface parking and related facilities (the "Parking Facilities) all as leased to Lessor by Urban Redevelopment Authority of Pittsburgh ("URA") pursuant to a Lease substantially in the form attached hereto as Exhibit B and made a part hereof (the "Parking Lease"). The use of the Parking Facilities and other matters relating to the Parking Facilities shall be as set forth in the Parking Lease.

         The term of this Lease (the "Term") shall extend for a twenty (20) year period which period shall commence the date upon which the Building is completed and a certificate of occupancy is issued (the "Commencement Date"). Lessor shall use its best efforts to cause the Commencement Date to be on or before January 1, 1995. Lessor and Lessee agree that following determination of the Commencement Date, they will enter into a written agreement evidencing the Commencement Date. Lessee shall be entitled to occupancy on the Commencement Date.

         Any holdover by Lessee following the Term of this Lease for any renewal term shall, unless Lessor agrees otherwise in writing, be a holdover on a month-to-month basis only at the same rental paid in the last month of the Term.

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                                    SECTION 2
RENT AND ADDITIONAL RENT

A.       RENT

         As annual fixed rental for the Premises, Lessee shall pay to Lessor at its office in the City of Duquesne at One Library Place, Duquesne, Pennsylvania 15110, a sum equal to the monthly mortgage debt service related to the Premises multiplied by 1.1 (the excess of said sum over the monthly mortgage debt service is hereinafter called the "Debt Service Coverage") plus the sum of $7,559 (the "Parking Rent") payable in advance on the first business day of each calendar month beginning on the 1st day of the fifth full month following the Commencement Date (the "Fixed Rent") . The Debt Service Coverage shall be fixed as of the Commencement Date and remain the same throughout the Term or any renewal Term. Notwithstanding the foregoing, the Parking Rent will not be payable unless and until a certificate of occupancy has been issued for the Parking Facilities.

         Lessee hereby covenants and agrees to pay the Fixed Rent hereby reserved as and when due. Lessee further covenants and agrees to pay all sums of money, charges or other amounts required to be paid by the Lessee to the Lessor or to another person under this Lease (the "Additional Rent") in addition to the Fixed Rent provided for herein. Additional Rent shall also include the assumption by Lessee of all obligations including the maintenance obligations imposed on the lessee by URA pursuant to the Parking Lease and all costs of operating the parking facilities. The Fixed Rent and Additional Rent are sometimes hereinafter collectively referred to as the "Rent." Lessee shall be in compliance with this Lease if, being directed in writing to do so, it pays the Rent, exclusive of the Parking Rent, directly to Dollar Bank, the

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holder of the first mortgage on the Premises, as and when due. Further,
Lessee shall be in compliance with this Lease if it pays the Parking Rent to URA or its designee as may be directed in writing by URA.

B.       REAL ESTATE TAXES

         Lessee shall pay when due and before the same become delinquent, all real estate taxes attributable to the Premises that may be assessed and levied during theTerm hereof. Lessor will cooperate with Lessee should Lessee desire to contest any future assessment or any such taxes at Lessee's cost and expense. Real estate taxes for the first year of the Term hereof and the last year of the Term, and for any year in which this Lease is prematurely terminated, as permitted herein, shall be prorated between Lessor and Lessee. If Lessee fails to pay such real estate taxes when due, Lessor may pay the taxes and interest and penalties due thereon, provided however, Lessor shall, only have the right to pay such taxes when Lessee is contesting the taxes if (i) Lessee has not paid such taxes under protest; (ii) Lessor, in its sole discretion, finds that the Premises or any part thereof is in danger of being sold, forfeited, lost or interfered with; or (iii) Lessee has not provided any security required under its contest proceedings. In such event, Lessee shall reimburse Lessor for the amount of such taxes, interest and penalties thereon, and Lessor's expenses relating thereto, as Additional Rent with interest thereon at the prime rate announced from time to time by Pittsburgh National Bank plus two percent (2%) (the "Late Rate") until payment is fully made to Lessor. Notwithstanding anything else contained in this Lease or any related documents, Lessee will not seek an assessment of the Premises for tax purposes in an amount less than $3,916,600.

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         If at any time during the Term hereof the methods of taxation prevailing at the commencement of the Term hereof shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of the real estate taxes or assessments now levied, assessed, or imposed upon the Premises, there shall be levied, assessed, or imposed any form of assessment, tax, license fee, license tax, business license fee, business license tax, excise tax, commercial rental tax, levy, charge, penalty, or other imposition by the federal or state government, any political subdivision, municipality, school district, or other taxing body, then Lessee shall pay, as the case may be, all such taxes, assessments, levies, impositions and charges or the part thereof so measured or based, which are in lieu of or a substitute for, the whole or any part of the real estate taxes or assessments now levied, assessed or imposed on the Premises. Upon failure of the Lessee to pay the same when due, Lessor shall have the right to pay the same and to collect the amount thereof from Lessee as Additional Rent with interest thereon at the Late Rate. Lessor shall promptly submit to Lessee all real estate or other applicable tax notices when they are received from, the taxing bodies. Lessee shall pay all taxes or, or before the payment due date, and at Lessor's request shall provide the Lessor with evidence of payment's ten (10) days prior to the date on which they would become delinquent.

 C. ESCALATION OF FIXED RENT

         Commencing January 1, 1998 and thereafter, the Fixed Rent may be increased or decreased based on actual increases or decreases in variable interest rate mortgage loans obtained to finance the construction of the Premises. At the beginning of each calendar year commencing January 1, 1998 and at January 1 of each succeeding year throughout the Term, Lessor will calculate the Fixed Rent based on the variable interest rates of the preceding calendar year, ie.

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January 1 to December 31. At the end of each lease year, the Fixed Rate shall be adjusted upward or downward depending upon the actual interest charged during the year, and Lessor and Lessee shall pay to the other, as appropriate, any excess rent paid or any shortage due within fifteen (15) days of Lessor's notice to Lessee. Lessor shall provide written notice to Lessee within fifteen days of the end of the lease year and will provide to Lessee sufficient evidence of the interest paid. Pursuant to the loan documents given to evidence and secure the first mortgage loan to Dollar Bank, Lessee is given the option to elect, from time to time, a fixed rate or a variable rate. Lessee hereby agrees to give Lessor notice of any such elections at the same time said elections are forwarded to Dollar Bank.

                                    SECTION 3

UTILITIES

         Lessee shall pay as the same become due and payable all charges for gas, electric, water and other utilities used by it or in connection with the Premises. Upon failure of the Lessee to pay the same when due, Lessor shall have the right to pay the same and collect the amount thereof from Lessee as Additional Rent with interest thereon at the Late Rate.

                                    SECTION 4

USE
         Lessee shall use and occupy the Building as a Systems and Research Center for research, development and education activities as well as related support activities, all in connection with its business of designing, manufacturing, installing and servicing signaling and control

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equipment and systems for all branches of the transportation industry. The
Building is not to be used for retail sales or displays for such purposes. Lessee shall not use or occupy the Building for any other purpose without prior written consent of Lessor.

         Lessee will, at Lessee's expense, observe and comply with all laws, orders, regulations, rules and requirements of Federal, State and local governments or any subdivision, agency or authority thereof, applicable to the Premises and Lessee's business contained therein. Lessee will indemnify and save harmless Lessor from any liability, damage or expense (including attorneys' fees and expenses) arising from Lessee's failure to comply with this Section 4.

         Lessee acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Lessor with respect to the Premises or the Building. The taking of possession of the Building by Lessee shall establish that the Premises and the Building were at such time in satisfactory condition, order and repair.

                                    SECTION 5

ALTERATIONS

         Prior to commencement of any material alterations or additions to any portion of the Premises, Lessee shall furnish to Lessor plans and specifications of the work to be undertaken and information as to the equipment to be installed, and obtain Lessor's prior written approval of the work and equipment, which approval will not be unreasonably withheld or delayed. Lessee shall endeavor to cause any interior work undertaken by Lessee to be accomplished by such labor as will not given rise to labor disputes affecting the Building or the Pittsburgh Technology Center.

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         Lessee shall make no modifications to any parts of the structure of the
Building without the prior written approval by Lessor, which approval will not be unreasonably withheld or delayed. This shall be deemed to include the floor slabs, perimeter walls interior fire barrier walls and the roof of the Building. Suspensions on or from the roof structure are prohibited Without an engineering report showing adequate capacity.

         Prior to Lessee performing any construction or other work on or about the Premises for which a lien could be filed, Lessee shall enter into a written "no lien" agreement with the general contractor who is to perform such work, and such written agreement shall be filed and recorded, in accordance with the Mechanics' Lien Law of Pennsylvania, prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of the Lessee, then Lessee shall at its expense cause such lien to be discharged of record by payment, bond or such other indemnity reasonably satisfactory to Lessor, within ten (10) days after the filing thereof. If Lessee shall fail to cause such lien to be discharged of record within such ten (10) day period, or, if such lien is contested by Lessee, and Lessee fails to bond such lien or provide adequate indemnity reasonably satisfactory to Lessor, Lessor may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Lessee shall reimburse Lessor for all amounts paid and costs incurred, including reasonable attorneys, fees, in having such lien discharged of record as Additional Rent with interest thereon at the Late Rate.

         All alterations, additions or improvements to the Building made by Lessee pursuant to this Section 5 hereof, shall become a part of the Building when made and shall remain upon and

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be surrendered with the Building at the end of the Term or any renewal thereof unless Lessor, at the time of approval of the installation of such alterations, additions and improvements, directed Lessee, at the end of the Term, to remove such alterations, additions and improvements, in which case the Lessee shall promptly remove the same. If Lessee fails to notify Lessor of its intention to install alterations, additions and improvements, Lessee shall be obligated to remove the same at the end of the Term or any renewal thereof. Lessee shall repair, at its own expense, any damage to the Premises caused by the removal thereof and shall restore the Premises to at least as good condition as prior to the installation of such alterations, additions or improvements, ordinary wear and tear excepted.

         Lessee may bring such equipment, furniture, trade fixtures or other personal property into the Building as may be necessary for its business provided, however, Lessee shall repair any physical damage occasioned by installation of any such property. Should Lessee's personal property be of an unusual size, type, weight or with installation characteristics so as to adversely affect the Building, Lessor reserves the right to restrict the use of the same in said Building. Lessor will rely on Lessee's engineering data in determining whether or not the Building will be adversely affected by the personal property, and said engineering data shall in delivered to Lessor prior to the installation of any personal property that may adversely affect the Building. If not then in default, Lessee shall have the right at the end of the Term to remove any equipment, furniture, trade fixtures or other personal property placed in the Building by Lessee, provided that Lessee promptly repairs any physical damage to the Premises caused by such removal. Any personal property remaining on the Premises after the expiration of the Term of this Lease shall

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be deemed to be abandoned by Lessee, and may be disposed of by Lessor without liability to Lessee.

         In every such instance where Lessee (i) removes alterations, improvement or additions, (ii) installs trade fixtures, furniture, equipment or other personal property, (iii) removes any trade fixtures, furniture, equipment or personal property, or (iv) fails to remove any personal property at the end of the Term or the earlier termination of this Lease, Lessee shall repair any physical damage occasioned by such activity. In every instance that Lessee does not so repair the Premises, Lessor may repair the same and Lessee will immediately reimburse Lessor for such costs with interest at the Late Rate.

                                    SECTION 6

SIGNAGE

         Lessor hereby agrees that Lessee May install or post any exterior signs on or over the Premises as permitted in the Final Land Development Plan or other rules of the Pittsburgh Technology Center.

         Lessee may also install at Lessee's own cost and expense an appropriate sign on the Premises or Building referring to Lessee's business or services; provided that the size, type and location of said sign or signs shall be in compliance with all applicable laws; rules and regulations affecting the Property and Building including any rules, regulations or restrictive covenants applicable to the Pittsburgh Technology Center.

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                                    SECTION 7
MAINTENANCE

         Lessee shall make all repairs to the Premises, including repairs to and replacement of, if necessary, air conditioners and heating units, plumbing and electrical fixtures, roof, floors and walls, doors, locks and windows, maintenance of the sidewalks, driveways, parking areas and other areas of the Property including grass and landscape maintenance and snow removal, as well as all repairs and replacement, if necessary, of any nature to any part of the Building necessitated by the use, act or neglect of Lessee. Lessee shall be responsible to develop and to implement a program of regular inspection and maintenance as required of the plumbing and electrical fixtures that is satisfactory to Lessor. Lessee shall be responsible for all HVAC equipment maintenance and will contract with a reputable firm in the area for such purpose, such firm to he mutually satisfactory to Lessor and Lessee. Lessee shall obtain the written consent of Lessor prior to making any repairs to the roof, walls or other structural elements of the building, except in case of emergency repairs required to prevent property loss or personal injury, in which case, Lessee shall promptly notify Lessor of such repairs, and Lessor shall have the right to inspect such repairs to insure that they are performed properly and to require correction by Lessee if necessary.

         The Pittsburgh Technology Center Association shall assume responsibility for maintenance of the sidewalks, driveways, parking areas and other areas of the Property including grass and landscape maintenance and snow removal, and the employees and agents of the

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Association shall have access to the Property for said purposes. To the extent the Association performs said maintenance, Lessee is relieved of doing so.

         If Lessee refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Lessor of the need therefor, and after the expiration of a reasonable time thereafter in which to make the same, except in the event of emergency, in which case no notice and cure period shall be required, Lessor may make such repairs at the expense of Lessee and such expense shall be collectible as Additional Rent with interest thereon at the Late Rate.

         Lessee shall keep the property and the exterior and interior of the Building in an orderly, clean and safe condition, and shall provide for its own janitorial services and rubbish disposal. Lessee will keep the Premises in such condition as the Board of Health and the Board of Fire Underwriters having authority in such matters may lawfully require.

                                    SECTION 8

ASSIGNMENT AND SUBLETTING

         Lessee shall not, either voluntarily or by operation of law, assign, transfer, mortgage or otherwise encumber this Lease or sublet the Building or permit any part thereof to be used or occupied by anyone other than Lessee or `Lessee's employees, or invitees without prior written consent of Lessor in each instance.

                                    SECTION 9

RIGHT OF ENTRY

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         Lessor, its employees and agents, shall have the right to enter the
Premises at all reasonable business hours with prior reasonable notice (except for emergencies) for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Premises, or making repairs, alterations or additions that Lessee fails to make in accordance with the terms of this Lease. If representatives of Lessee shall not be present to open and permit entry into the Premises in an emergency, Lessor may enter by means of a master key or forcibly without liability to Lessee and without such entry constituting an eviction of Lessee or termination of this Lease.

                                   SECTION 10

SURRENDER

         Lessee shall surrender the Premises to Lessor at the end of the Term hereof, without notice of any kind, and Lessee waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including the Landlord and Tenant Act of 1951, as amended. At the end of the Term of this Lease, Lessee shall surrender the Premises to Lessor, together with all alterations, additions and improvements thereto that Lessor has not designated to be removed, in broom clean condition and in good order and repair except for ordinary wear and tear.

                                   SECTION 11

INDEMNIFICATION

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         Lessee shall indemnify, hold harmless and defend Lessor from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising in connection with the Premises or out of Lessee's use and occupancy thereof (except those arising out of or related to conditions existing at, on or under the Premises prior to the Commencement Date and/or the negligence or wilful misconduct of Lessor).

                                   SECTION 12
INSURANCE

         Lessee will, at Lessee's cost and expense, maintain with financially responsible insurance companies reasonably acceptable to Lessor during the Term of this Lease, comprehensive public liability insurance with minimum combined single limits of at least $10,000,000 for bodily injury liability and property damage liability or such other amounts as Lessor may from time to tine require. Lessee shall, at Lessee's sole cost and expense, keep the insurable portions of the Premises insured against loss or damage on an "all risk" basis with all standard extended coverages including vandalism and malicious mischief in such qualified insurance company or companies reasonably acceptable to Lessor. Such insurance policy or policies shall cover insurable portions of the Premises in an amount not less than the full current replacement value of the insurable portions of the Premises including increased cost of construction to comply with governmental regulations and requirements without deduction for depreciation. All of the said insurance policies shall name Lessor as additional insured and as loss payee. Holders of all

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mortgages on the Premises (the "Mortgagees") shall be listed as mortgagees as well as additional insureds as their interests may appear.

         All such policies shall be procured or caused to be procured for periods of not less than one (1) year. Each such policy shall provide that the policy cannot be canceled or the coverage thereunder reduced without thirty (30) days' prior written notice to Lessor. Lessee shall deliver to Lessor certificates of insurance evidencing the insurance maintained or caused to be maintained by Lessee pursuant hereto immediately upon receipt from the insurance company or companies, and all new and renewal certificates replacing any such policies that expire during the Term shall be delivered to Lessor by the insurance company pursuant to the terms of each insurance policy at least thirty
(30) days before the date of expiration of any such policy. The Lessee does hereby covenant for itself and its assigns, that it will not carry on upon the Premises, or permit to be carried on, any business or trade, or do or permit to be done anything which may increase the fire or public health hazard above that incidental to the ordinary conduct of the business specified herein. Upon request of Lessor or any of the Mortgagees, Lessee will provide copies of any or all insurance policies affecting the Premises.

                                   SECTION 13

DAMAGE, DESTRUCTION OR CONDEMNATION OF LEASED PREMISES

         If the Premises are partially damaged by fire or other casualty whether or not caused by Lessee's negligence or intentional act, the damage shall be promptly repaired by and at the expense of Lessee and there will be no apportionment of Rent. Lessee agrees to repair such

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damage within a reasonable period of time, provided that insurance proceeds collected by Lessor on account of such fire or casualty are made available to Lessee for such repairs.

         If the Building is totally damaged or is rendered wholly untenantable by fire or other casualty, and the Mortgagees will not permit proceeds of insurance to be used to rebuild, then this Lease shall terminate on the third day after notice is given to Lessee that the insurance proceeds will be used to reduce the principal of the mortgages. Otherwise, Lessor shall, as soon as reasonably possible, but within thirty (30) days after such fire or other casualty, give Lessee written notice of whether Lessor intends to rebuild the Building. If Lessor decides not to rebuild, Lessee, if permitted by the Mortgagees, may elect to rebuild and may use the proceeds of insurance to do so. In such event, Lessee shall notify Lessor within thirty (30) days after Lessee's receipt of notice from Lessor regarding the state of reconstruction whether intends to rebuild. If Lessee does not intend to rebuild, all insurance proceeds shall be used to repay the mortgages and any balance shall be paid to Lessor, and thereupon the Term of the Lease shall expire by lapse of time upon the third day after such notice is given by Lessee, and Lessee shall vacate the Premises and surrender the same to Lessor. If Lessee elects to rebuild, such rebuilding shall comply with all requirements of the Mortgagees and such other requirements as Lessor may establish including an escrow fund of the insurance proceeds to be controlled by Lessor during construction and procurement of builders risk and general liability insurance by Lessee in amounts determined by Lessor. Additionally, Lessee shall comply with all requirements under Section 5.

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         In no event will Lessor be liable for damage to Lessee's personal property, equipment, trade fixtures and leasehold improvements on the Premises or for loss suffered by the business of Lessee.

         If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi public use or purpose, then in that event, the Term of the Lease shall cease and terminate from the date of title vesting in such proceeding or purchase and Lessee shall have no claim against Lessor for the value of the unexpired Term of said Lease, and shall release unto Lessor any such claim it may have against the condemnor for such value. In the event only a portion of the Building be so taken, Lessor may terminate this Lease from the date of title vesting in such proceeding or purchase, or Lessor may elect to repair and restore, at its own expense, the portion not taken and thereafter the Rent shall be reduced proportionately to the portion of the Building taken, provided, however, the rent is always sufficient for Lessor to pay the Mortgagees. If Lessor elects not to rebuild, Lessee may elect, by providing thirty (30) days' written notice to Lessor of its intention to rebuild following receipt of notice from Lessor, to rebuild in accordance with the provisions set forth above relating to damage and destruction, if the Mortgagees permit Lessee to use the proceeds of condemnation to rebuild. If Lessor or Lessee elect to repair and restore the Building, Rent shall not abate during the reconstruction.

                                   SECTION 14
DEFAULT

         A. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

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                  (i)      A failure by Lessee to pay the Rent reserved herein,
                           or to make any other payment required to be made by Lessee hereunder, where such failure continues for ten (10) days after written notice thereof. Any Rent payable to Lessor which is not paid when due shall bear interest at the Late Rate until paid;

                  (ii) A failure by Lessee to observe and perform any other provisions or covenants of this Lease or the Parking Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

                  (iii) The making by Lessee of any assignment for the benefit of creditors; the adjudication that Lessee is bankrupt or insolvent; the filing by or against Lessee of a petition to have Lessee adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located in the Building or of Lessee's interest in this Lease; or the attachment, execution or levy against, or other judicial seizure of, substantially all of Lessee's assets located in the Building or of Lessee's interest in this Lease.

         B. Lessor shall not be deemed to be in default in the performance of any obligation required to be performed by Lessor hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice thereof from Lessee to Lessor; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

                                   SECTION 15

REMEDIES

         In the event of any default or breach of this Lease by Lessee as set forth in Section 14 hereof, Lessor, at its option, following all applicable notice and grace periods, may (i) terminate this Lease upon and by giving written notice of termination to Lessee, and (ii) declare such of the Rent as is required to pay in full the outstanding mortgages, including principal, interest and penalties, if any, to be immediately due and payable, or (iii) without terminating this Lease, at any time after such default or breach, without notice or demand additional to that provided in Section 14 hereof, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach (other than the aforesaid right of termination), exercise any one or more of the remedies hereinafter provided in this Section or as otherwise provided by law, all of such remedies (whether provided herein or by law) being cumulative and riot exclusive. Lessor may enter the Premises (with or without process of law and without thereby incurring any liability to Lessee and without such entry constituting an eviction of Lessee or termination of this Lease) and take possession of the Premises and all personal property of every kind in or on the Premises, and Lessor may (i) apply against the Rent and the expenses, including reasonable attorneys' fees, which Lessor may have incurred in connection with such repossession, either the value of such personal property or the proceeds, after selling expenses, from the sale of such personal property, whichever Lessor chooses to do, and (ii) at any time and from time to time relet the Premises or any part thereof for the account of Lessee, for such terms, upon such conditions and at such rental as Lessor may deem proper. In the event of such reletting,
(i) Lessor shall receive and collect the rent therefrom and shall first apply such rent against such expenses as Lessor may have incurred in recovering possession of the Premises, placing the same in good order and condition, repairing the same for reletting, and such other expenses, commissions, and charges, including reasonable attorneys' fees, which Lessor may have paid or incurred in connection with such repossession and reletting, and then shall apply such rent against the Rent, and (ii) the tenant of such reletting shall be under no obligation to see to the application by Lessor of any rent collected by Lessor, nor shall Lessee have any right to collect any rent under such reletting. No re-entry by Lessor shall be deemed to be an acceptance of a surrender by Lessee of this Lease or of the Premises.

                                   SECTION 16

FORCE MAJEURE

         Except to the extent provided to the contrary, in the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other acts required under this Lease to be performed by the party and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service or other act shall be excused for a period of such delay and the period for the performance of such work, service or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease. The provisions of this Section shall not operate to excuse Lessee from the prompt payment of Rent. Written notice of any such delays, other than temporary or emergency interruptions, shall be given to the other party as well as written notice of the cessation of the same.

                                   SECTION 17

QUIET ENJOYMENT

         If and so long as Lessee pays the Rent reserved hereunder, and observes and performs all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

                                   SECTION 18

SUBORDINATION OF LEASE

         Lessee hereby acknowledges that this Lease and all the rights Lessee has hereunder shall be and forever remain junior, subordinate and inferior to any mortgage or mortgages which Lessor may cause to be recorded against the Premises. Lessee shall, on request, execute, acknowledge and deliver to the holder of any such mortgage, from time to time, any documents that may be required by such holder to evidence and acknowledge the subordination of the Lease to such mortgage. In the event of a foreclosure of such mortgage, Lessee hereby agrees that this Lease shall not terminate by reason thereof, and Lessee further agrees to attorn to and to recognize as lessor hereunder the mortgagee, or any purchaser at a foreclosure sale or any purchaser of the Premises in lieu thereof, for the balance of the Term of this Lease, provided, however, any such mortgagee or purchaser which shall become the lessor hereunder shall not be:

                  (a)      Liable for any act or omission of Lessor;

                  (b) subject to any offsets or defenses which Lessee might, have against Lessor;

                  (c) bound by any Rent or Additional Rent which Lessee may have paid to Lessor for more than the current month; or,

                  (d) bound by any amendment or modifications of said Lease without its consent, which consent will not be unreasonably withheld or delayed.

                                   SECTION 19

NOTICES

         All notices required or permitted hereunder shall be deemed sufficiently given if sent by certified or registered mail, return receipt requested, addressed to the Lessor or Lessee, as the case may be, as follows:

                  To Lessor:        REGIONAL INDUSTRIAL DEVELOPMENT
                                    CORPORATION OF SOUTHWESTERN PENNSYLVANIA
                                    1220 Frick Building
                                    Pittsburgh, Pennsylvania  15219
                                    Attention:  President

                  To Lessee:        UNION SWITCH & SIGNAL INC.
                                    1901 Main Street
                                    Suite 1150, Mail Code 701
                                    Columbia, South Carolina  29201
                                    Attention:  Secretary

                  with copy to:     UNION SWITCH & SIGNAL INC.
                                    Pittsburgh Tecnology Center
                                    Pittsburgh, Pennsylvania  15219
                                    Attention:  Facility Manager

Either party may change its address by notice so given to the other.

                                   SECTION 20

ENVIRONMENTAL MATTERS

         A.       For purposes of this Lease:

                  (1) As used herein, the term "Environmental Laws" shall mean any and all federal, state, or local laws, statutes, rules, regulations, ordinances, interstate compacts, or judicial or administrative decrees, orders, decisions, or permits relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or otherwise relating to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such pollutants, contaminants or Hazardous Substances, including, without limitation, the following statutes, as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date, including without limitation all comparable statutes, regulations, and interpretations by the Commonwealth of
Pennsylvania: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. C. 9601 et seq. ("CERCLA"); the Superfund Amendments and Reauthorization Act of 1986, 42 USA ("SARA") the Federal Water Pollution Control Act, U. S.C. 1251 et seq. ("FWPCA"); the Clean Air Act, 42 U.S. C. 7401 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 4901 et seq. ("RCRA"); the Safe Drinking Water Act, 42 U.S.C. 300 et seq.; the "Toxic Substance Control Act, 15 U.S.C. 2 601 et seq.; the Clean Water ACT, 33 U.S.C. 1251 et seq.; the National Environmental Policy Act 42 U.S. C. 4321 et seq. the Hazardous Substances Cleanup Act, 35 Pa. C.S.A. 6020.101 et seq. ("HSCA"); the Clean Streams Law, 35 Pa. C.S.A. 691.1 et seq.; the Solid Waste Management Act, 35 Pa.
C. S.A. 6018. 101 et seq.; and the Pennsylvania Storage Tank and Spill Prevention Act, Pa Act No. 1989-32; and the Infections and Chemotherapeutic Waste Act, 35, Pa. C.S.A. 6019 et seq.

                  (2) As used herein, the term "Hazardous Substance" shall mean any and all elements, compounds, chemical mixtures, contaminants, pollutants, or other substances identified as "Hazardous Substances" under CERCLA, SARA, or HSCA and all comparable statutes and regulations, Infections or Chemotherapeutic Waste and any used or unused petroleum products.

         B.       Lessee shall:

                  (1) Not cause or permit any Hazardous Substance to be placed, held, located, released, spilled, transported or, disposed of on, under, at or from the Premises or any real estate contiguous thereto in contravention of any Environmental Laws;

                  (2) Contain at or remove from the Premises or perform any other remedial action regarding any Hazardous Substance, at Lessee's sole cost and expense, if, as and when such containment, removal or other remedial action is required under any legal requirement and, whether or not so required, perform any containment removal or remediation of any kind of any Hazardous Substance in compliance with all legal requirements; (except for any Hazardous Substance introduced to the Premises prior to the Commencement Date).

                  (3) Not permit any subtenant or occupant of the Premises to engage in any activity that could result in any liability, cost or expense to any such subtenant, or occupant, lessee, Lessor or any other owner of the Premises or any portion thereof or the creation of a lien on the Premises under any Environmental Laws or under any similar applicable law or regulation;

                  (4) Provide Lessor with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof; (a) Lessee's obtaining actual knowledge or notice of any kind of the presence, or any actual or threatened release, of any Hazardous Substance on, under, at or from the Premises not authorized or permitted under Environmental Laws; b) Lessee's receipt or submission, or Lessee's obtaining actual knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local government or quasiovernmental authority regarding any Hazardous Substance in any way materially adversely affecting the Premises; or
(c) Lessee's obtaining actual knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Hazardous Substance on, under, at or from the Premises, or of the recording of any lien on the Premises in connection with any such action or Hazardous Substance on, under or at the Premises; and

                  (5) Defend all actions against the Lessor and pay, protect, indemnify and save harmless the Lessor from and against. any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from Lessee's failure to comply with this Section 20. The indemnity contained in this Section 20 shall survive the expiration or earlier termination of this Lease with respect to the obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such expiration or earlier termination.

                                   SECTION 21

OPTIONS TO RENEW

         Lessee shall have the right and option to renew this Lease for four (4) additional terms of five (5) years each commencing immediately following termination of the Term provided (i) that this Lease is in full force and effect immediately prior to the date of the commencement of such renewal term; (ii) that Lessee is not in material default under any of the provisions herein; and

(iii) that Lessee is in full occupancy of the Premises for its own use and intends to continue such occupancy. Such options shall be exercised by Lessee serving on Lessor written notice to that effect at least six months in advance of the expiration of the Term or any renewal term. Such renewal shall be upon the same terms, covenants, conditions and limitations as in this Lease, except that the monthly Fixed Rent shall be the total of: (i) the monthly mortgage debt service, if any; (ii) the Debt Service Coverage; (iii) the sum of $7,559; and any escalations that have occurred and were in effect for the preceding Term or renewal Term. The notice of election to take the renewal term when given by Lessee shall be irrevocable and shall constitute an agreement between the parties for a renewal of this Lease as herein stated. If this Lease or the term of the Lessee hereunder shall be terminated or come to an end pursuant to any of the provisions of this Lease, all rights of Lessee to renew shall be deemed terminated automatically.

                                   SECTION 22

OPTION TO PURCHASE.

         Commencing on the eleventh anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, Lessee shall have the option to purchase the Premises at a purchase price equal to the outstanding balance of the mortgage indebtedness against the Premises plus the sum of $1,000,000. Lessee may exercise this option to purchase by giving written notice of its desire to do so sixty (60) days prior to the applicable anniversary date. A mutually convenient closing date shall be fixed not less than sixty (60) days nor more than ninety (90) days following the date of said notice.

         On the closing date, Lessor will convey the Premises to Lessee by deed of special warranty free and clear of all liens, encumbrances, reservations and other title matters except for those existing on the Commencement Date (other than mortgage liens) and except for any easements or rights of way granted to utility companies to service the Premises or any other easement, reservation or restriction granted by Lessor with Lessee's written approval.

                                   SECTION 23

MISCELLANEOUS

         A. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Lessor of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default. Except as otherwise agreed by Lessor, the receipt by Lessor of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Lessee's check or any letter accompanying Lessee's check be deemed an accord and satisfaction, and Lessor may accept such payment without prejudice to Lessor's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Lessor or Lessor's agents or employees during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accent such a surrender shall be valid unless in writing and signed by Lessor.

         B. Lessee shall, at any time and from time to time, within ten (10) days following written request from Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is in full force and effect and unmodified (or if modified, stating the nature of such modification), certifying the date to which the Rent reserved hereunder has been paid, and certifying that there are not, to Lessee's knowledge, any defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Premises. Lessee's failure to deliver such statement within said ten (10) day period shall be conclusive upon Lessee that this Lease is in full force and effect and unmodified, and that there are no defaults in Lessor's performance hereunder.

         C. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successor of Lessee unless Lessor's written consent for the transfer to such successor has first been obtained.

         D. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         E. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

         F. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include the other gender.

         G. This Lease has been executed and delivered pursuant to a Development Agreement, dated September __, 1993, by and among Lessor, Lessee and URA (the "Development Agreement"). This Lease and the Development Agreement, including the Exhibits and any attachments to each, contain all the agreements, conditions, understandings, representations and warranties made among the parties hereto with respect to the subject matter hereof, which is the lease of the Premises hereinbefore mentioned, and may not be modified orally or in any manner other than by an agreement in writing signed by all parties hereto or their respective successors in interest. The relationship of the parties hereto under this Lease shall be as Lessor and Lessee only, and said relationship shall not be affected by other matters or agreements.

         H. Upon request of Lessee, Lessor and Lessee will execute and record a Memorandum of this Lease. Such Memorandum shall contain a provision appointing Lessor as Lessee's attorney-in-fact to execute and record a Termination of Lease document if Lessee shall fail to do so within ten (10) days after the Lease has terminated. All preparation, recording, filing and like charges and any stamp charge for recording transfer or other tax shall be payable by Lessee whether in connection with recording or otherwise under this Lease.

         I. This Lease shall be deemed and construed to be a "triple net lease" and notwithstanding anything to the contrary, Lessee shall pay to Lessor absolutely net throughout the Term all Rent free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off.

         IN WITNESS WHEREOF, the parties have duly executed this Lease and have initialed the Exhibits and attachments the day and year first above written, intending to be legally bound hereby.

ATTEST:                             REGIONAL INDUSTRIAL DEVELOPMENT
                                    CORPORATION OF SOUTHWESTERN
                                    PENNSYLVANIA

 /s/ Illegible                      By /s/ Francis B. Robinson
---------------------                  -----------------------
      Secretary                               President

(Corporate Seal)


ATTEST:                             UNION SWITCH & SIGNAL. INC.


/s/ M.P. Rivera                     By  /s/ Walter Alessandrini
---------------------                   -----------------------
      Secretary                               President


(Corporate Seal)

                            SUBORDINATION, ATTORNMENT
                          AND LEASE AMENDMENT AGREEMENT


         THIS SUBORDINATION, ATTORNMENT AND LEASE AMENDMENT AGREEMENT (this "Agreement") is made as of this 30th day of November, 1993, by and among DOLLAR BANK, FEDERAL SAVINGS BANK, (hereinafter referred to as the "Mortgagee"), UNION SWITCH & SIGNAL INC., a Delaware corporation, ("Tenant") and REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania non-profit corporation, ("Landlord").


                                   WITNESSETH:

         WHEREAS, Landlord is the owner of certain real property together with the improvements situate thereon (the "Property") located in tho Pittsburgh Technology Center in the 4th ward of the City of Pittsburgh, Allegheny County, Pennsylvania, and more particularly described on Exhibit A attached hereto and made a part hereof; and

         WHEREAS, the Landlord and Tenant entered into a certain lease dated September 14, 1993 (hereinafter referred to as the "Lease"), covering the Property;

         WHEREAS, the Mortgagee is the holder of a certain Open-End Mortgage and Security Agreement granted by the Urban Redevelopment Authority of Pittsburgh and Landlord, which is dated September 20, 1993 and recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania at Mortgage Book Volume 13480, page 568 and which encumbers the Property, as modified by Assumption, Affirmation and Amendment of Open-End Mortgage and Security Agreement entered into by and between Landlord and Mortgagee dated as of November

30, 1993 and which was recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania at Mortgage Book Volume 13718, page 622 (hereinafter referred to as the "Mortgage");

         WHEREAS, the parties hereto are willing to agree that the Lease shall be subordinate to the Mortgage; and

         WHEREAS, the Landlord and the Tenant desire to amend the Lease as an inducement to Mortgagee to enter into the financing arrangements contemplated by the Mortgagee.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and Ten Dollars ($10.00) and other good and valuable consideration each to the other in hand paid, the receipt of which is hereby acknowledged, the Mortgagee, the Landlord and the Tenant, intending to be legally bound hereby, covenant and agree as follows:

         SECTION I.   RECITALS

                  Landlord, Tenant and Mortgagee acknowledge and agree that the recitals set forth above are incorporated into and made a part of this Agreement by reference.

         SECTION II.   SUBORDINATION AND ATTORNMENT AGREEMENT

                  A. The Lease and all estates, rights, options, liens, and charges therein contained or created thereunder are and shall be subject and subordinate to the lien and effect of the Mortgage insofar as it affects the Property and to all renewals, modifications, consolidations, replacements, and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, with the same force and effect as if the Mortgage had been executed, delivered, and duly recorded in the above-mentioned public records, prior to the execution and delivery of the Lease.

                  B. In the event that the Mortgagee (a) succeeds to the interest of the Landlord under the Lease, and/or (b) acquires title to tho Property, the Tenant hereby agrees to be bound to Mortgagee under all of the terms, covenants, and conditions of the Lease; accordingly, from and after such event, the Mortgagee shall have the same remedies against Tenant for the breach of an agreement contained in the Lease as the Landlord had before the Mortgagee succeeded to the interest of the Landlord and/or obtained title to the Property; provided, however, that the Mortgagee shall not be:

                           (a) liable for any previous act or omission of the
Landlord; or

                           (b) subject to any offsets or defenses related to the
Premises which the Tenant might have against the Landlord; or

                           (c) bound by any rent or additional rent which the
Tenant might have paid to the Landlord; or

                           (d) bound by any material amendment or modification
of the Lease made without its written consent; or

                           (e) liable for any obligations, as landlord under the
Lease, which occurred or accrued either prior to the date the Mortgagee succeeded to the interest of the Landlord under the Lease or acquired title to the Property, or after the Mortgagee sold, assigned, conveyed or otherwise disposed of its interest in the Lease and the Property.

                  C. In the event that anyone else acquires title to or the right to possession of the Property upon the foreclosure of the Mortgage or upon the sale of the Property by the Mortgagee or its successors or assigns after foreclosure or acquisition of title in lieu thereof or otherwise, the Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound to the new owner so long as the new owner agrees to be bound to the Tenant under all of the terms, covenants and conditions of the Lease.

                  D. The Tenant hereby warrants, represents, covenants, and agrees to and with the Mortgagee:

                           (a) except for a termination of the Lease effected by
the exercise by Tenant of its purchase option contained in the Lease after the obligations secured by the Mortgage have been paid in full, not to alter or modify the Lease in any respect or terminate the Lease without the prior written consent of the Mortgagee and the Tenant further agrees that any such attempted alteration, modification or termination shall be null and void and of absolutely no effect whatsoever unless the Mortgagee has given its written consent thereto;

                           (b) to deliver to the Mortgagee a duplicate of each
notice of default delivered to the Landlord at the same time as such notice is given to the Landlord; and

                           (c) that the Tenant is now the sole owner of the
leasehold estate created by the Lease and shall not hereafter assign or sublet the Lease without the prior written consent of the Mortgagee.

         SECTION III.   LEASE AMENDMENT

                           A. Amendment of Section 2 of the Lease. (a)
Subsection A of Section 2 of the Lease is deleted in its entirety and is replaced as follows:

                           (A)      RENT

                           As annual fixed rental for the Premises, Lessee shall pay a sum equal to the monthly mortgage debt service related to the Premises multiplied by 1.1 (the excess of said sum over the monthly mortgage debt service is hereinafter called the "Debt Service Coverage") plus the sum of $7,559 (the "Parking Rent") payable in advance on the first business day of each calendar month beginning on the earlier of (i) July 1, 1995 or (ii) 1st day of the fifth full month following the Commencement Date (the "Fixed Rent"). The Debt Service Coverage shall be fixed as of the Commencement Date and remain the same throughout the Term or any renewal Term; provided, however, that in the event that the Commencement Date falls on a date other than the first business day of the month, such Fixed Rent shall be prorated for the balance of that first calendar month of the Term. Notwithstanding the foregoing, the Parking Rent will not be payable unless and until a certificate of occupancy has been issued for the Parking Facilities.

                           For so long as any amounts remain owing to Dollar Bank, Federal Savings Bank in connection with its construction and term loan for the Premises, Lessee shall pay all Rent (as hereinafter defined), exclusive of Parking Rent, directly to Dollar Bank, Federal Savings Bank (the "Bank") at the following address:

                           Dollar Bank, Federal Savings Bank
                           Three Gateway Center, 10 West
                           Pittsburgh, PA  15222


All checks shall be made payable to Dollar Bank, Federal Savings Bank and shall reference Loan No.__________ on the front of each check. Lessee hereby covenants and agrees that Lessee shall not pay Rent, except for Parking Rent, to anyone other than the Bank unless directed to do so in a writing signed by the Bank. Lessee's obligation to pay Rent, exclusive of Parking Rent, directly to the Bank is and shall be absolute.

                  Lessee hereby covenants and agrees to pay the Fixed Rent hereby reserved as and when due. Lessee further covenants and agrees to pay all sums of money, charges or other amounts required to be paid by the Lessee to the Lessor or to another person under this Lease (the "Additional Rent") in addition to the Fixed Rent provided for herein. Additional Rent shall also include the assumption by Lessee of all obligations including the maintenance obligations imposed on the lessee by URA pursuant to the Parking Lease and all costs of operating the parking facilities. The Fixed Rent and Additional Rent are sometimes hereinafter collectively referred to as the "Rent." Lessee shall be in compliance with this Lease if it pays the Parking Rent to URA or its designee as may be directed in writing by URA.

                           (b) The third sentence in Subsection C of Section 2
of the Lease is deleted in its entirety and is replaced as follows:

                  At the end of each lease year, the Debt Service Coverage portion of the Fixed Rent shall be adjusted upward or downward depending upon the actual interest charged during the year, and Lessee shall pay to the Bank any shortage due within fifteen days of Lessor's notice to Lessee and Bank, and, in the event of any excess rent paid which has not been previously applied to the Loan or released to the Lessor by the Bank, Lessee and Lessor agree that so long as an event of default has not occurred under the documentation evidencing the Bank's construction and term loan for the Premises the Bank shall pay such excess to Lessee.

                  B. Amendment of Section 8 of the Lease. Section 8 of tho Lease is amended by adding the following language after the first sentence of Section 8:
                  Notwithstanding the immediately preceding sentence, Lessor shall consent to and join in a leasehold mortgage of Lessee's interest in the Premises and an assignment of Lessee's interest in this Lease in favor of the Bank if the Bank desires such a leasehold mortgage and/or assignment.

                  C. Amendment of Section 14 of the Lease. Section 14 of the Lease is amended by adding the following new subsection after Subsection 5:

                     C. Lessor and Lessee agree that prior to taking any action with respect to a breach or a default under this Lease, the party seeking to take action shall give the Bank at least 60 days written notice of the default or breach under this Lease and that the Bank shall have the right, but not the obligation, to cure any default or breach by Lessee or Lessor under this Lease (without releasing Lessee or Lessor from any obligation) and the nondefaulting party agrees to accept any such cure made by Bank as though such cure was made by the defaulting party. The defaulting party agrees to pay to Bank upon demand all sums expended by Bank in connection with such cure, including reasonable counsel fees, and (x) in the case of Lessee, together with interest thereon at the Late Rate as Additional Rent, and
         (y) in the case of Lessor, together with interest thereon at the rate provided for in the loan documents executed in connection with the Open-End Mortgage and Security Agreement dated September 20, 1993, executed and delivered by Lessor in favor of the Bank (the "Mortgage"), and, if such sums are not paid to the Bank, the same shall be added to the indebtedness secured by, inter alia, the Mortgage.

                     D. Amendment of Section 18 of the Lease. Section 18 of the Lease is deleted in its entirety and is replaced with the following language:

                                   SECTION 18.
                             SUBORDINATION OF LEASE

                     Lessee hereby acknowledges that this Lease and all the rights Lessee has hereunder shall be and forever remain junior, subordinate and inferior to any mortgage or mortgages which Lessor may cause to be recorded against the Premises. Lessee shall, on request, execute, acknowledge and deliver to the holder of any such mortgage, from time to time, any documents that may be required by such holder to evidence and acknowledge the subordination of the Lease to such mortgage. In the event of a foreclosure of such mortgage, Lessee hereby agrees that this Lease shall not terminate by reason thereof. Bank shall have the option to assign the rights of Lessor (and of Lessee if Bank desires in the event that Bank is assigned Lessee's rights under this Lease) under this Lease and Lessee further agrees to attorn to and to recognize as lessor hereunder any such assignee, mortgagee, or any purchaser at a foreclosure sale or any purchaser of the Premises in lieu thereof for the balance of the Term of this Lease, all of which may occur without the requirement of obtaining the consent of Lessee; provided, however, any such assignee, mortgagee or purchaser which shall become the Lessor hereunder shall not be:

                     (a)  Liable for any act or omission of Lessor;

                     (b) subject to any offsets or defenses which Lessee might have against Lessor.

                     (c) bound by any Rent or Additional Rent which Lessee may have paid to Bank or Lessor for more than the current month; or

                     (d) bound by any amendment or modifications of said Lease without its consent, which consent will not be unreasonably withheld or delayed.

                  E. Amendment of Section 23 of the Lease. Section 23 of the Lease is amended by adding the following language after subsection I:

                     J. Lessor and Lessee acknowledge and agree that the Bank is intended to be and is a third party beneficiary of this Lease.

                     K. Lessee and Lessor acknowledge and agree that Bank shall not be obligated by reason of its collection of the Rents under this Lease or any assignment in favor of the Bank of either the Lessor's or the Lessee's interest under this Lease to perform or undertake any obligation of Lessor as landlord hereunder, including, but not limited to, Lessor's obligation to (i) enforce the collection of any and all Rents due under this Lease, (ii) provide services or maintain the Premises, (iii) pay the Parking Rent under the Parking Lease or undertake or fulfill any of the obligations of the Lessor or Lessee in connection with the Parking Lease, (iv) pay or cause to be paid out of the Rent any debt service obligations of Lessor in connection with any obligations for borrowed money of the Lessor incurred in connection with the Premises, including, without limitation, obligations in connection with loans for the Premises made by the Pennsylvania Industrial Development Authority, the Pennsylvania Economic Development Partnership (Sunny Day Fund), Pittsburgh-County Wide Corporation, Inc. or the Urban Redevelopment Authority of Pittsburgh or (v) complete the construction of any improvements contemplated by this Lease. In addition, Bank's collection of the Rents under this Lease shall not place responsibility, on Bank for the control, care, management or repair of the Premises or make Bank responsible or liable for any injury or death to any person or property arising from any negligence in the management, operation, upkeep, repair or control of the Premises.

                  F. General Amendment to the Lease. Lessor and Lessee agree that in addition to all Rent, all other amounts due to or collectible by Lessor under the Lease (except for Parking Rent) shall be paid directly to the Mortgagee.

         SECTION IV.   EFFECT.

                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors, assigns and sublessees.

         SECTION V.   LIABILITY OF THE MORTGAGEE.

                  Anything herein or in the Lease to the contrary notwithstanding, in the event that Mortgagee shall acquire title to the Property, Mortgagee shall incur no liability, beyond Mortgagee's then interest, if any, in the Property and Lessee and anyone claiming through Lessee shall look exclusively to such interest of Mortgagee, if any, in the Property for the payment and discharge of any obligations imposed upon Mortgagee under the Lease. Lessee agrees that with respect to any money judgment which may be obtained or secured by Lessee or anyone claiming through Lessee against Mortgagee in connection with or arising from the loan secured by the Mortgage, the Lease or the Property, Lessee and any such claimant shall look solely to the estate or interest owned by the Mortgagee in the Property or any portion thereof, or interest therein and Lessee will not collect or attempt to collect any such judgment out of any other assets of Mortgagee.

         SECTION VI.   COUNTERPARTS.

                  This Agreement may be executed in counterparts and all such counterparts shall be considered as one integrated writing upon execution.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers the day and year first above written.

ATTEST:                             TENANT:  UNION SWITCH & SIGNAL INC.


/s/ M. P. Rivera                    By:   /s/Walter Alessandrini
-----------------------------            ---------------------------------
                                    Its:   President
                                         ---------------------------------


ATTEST:                             MORTGAGEE:   DOLLAR BANK, FEDERAL
                                                 SAVINGS BANK

/s/Nancy P. Butler                  By:   /s/Illegible
-----------------------------            ---------------------------------
Asst. Secretary                     Its:   Assistant Vice President
                                         ---------------------------------


ATTEST:                             LANDLORD:  REGIONAL INDUSTRIAL
                                               DEVELOPMENT CORPORATION OF
                                               SOUTHWESTERN PENNSYLVANIA


/s/Colleen B. Poremski              By:   /s/Francis B. Robinson
-----------------------------            ---------------------------------
                                    Its:   President

                            SECOND AMENDMENT OF LEASE


THIS AMENDMENT, made as of the 31st day of May, 1998, by and between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania nonprofit corporation having its principal office at 907 Penn Avenue, 7th Floor, Pittsburgh, Pennsylvania 15222 (hereinafter called "Lessor"), and UNION SWITCH & SIGNAL INC., a Delaware Corporation, having an office at 1000 Technology Drive, Pittsburgh, Pennsylvania 15219, (hereinafter called the "Lessee");

WHEREAS, the parties hereto entered into a Lease, dated September 14, 1993, as amended November 30, 1993 (collectively, the "Lease") covering the Premises known and numbered as 1000 Technology Drive in the Pittsburgh Technology Center; and

WHEREAS, the parties hereto now wish to restructure the financing of the project and to amend the Lease;

NOW THEREFORE, in connection of the mutual covenants hereinafter expressed and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. The foregoing preamble clauses are incorporated herein by reference thereto, and this Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

Terms defined in the Lease, including those set forth in portions of the Lease deleted by this Amendment, shall have the same meanings in this Amendment.

Section 2. The parties hereto agree that the Commencement Date of the Lease was determined to be July 1, 1995, and that the Term of the Lease is for twenty (20) years from the Commencement Date. The financing related to the Premises and the debt service requirements as of the date of this Amendment are set forth on Schedule I attached hereto and made a part hereof.

Section 3. Paragraph A. of Section 2 of the Lease is hereby deleted and in lieu thereof, the following is inserted:

         "A.      As annual fixed rental for the Premises (the "Fixed Rent"),
         Lessee shall pay to Lessor a sum equal to the following items:

                  (1) The total annual debt service plus all fees required by the lenders as shown on Schedule I, as the same may be adjusted as required by the loan documents, from time to time;

                  (2) The total annual real estate taxes assessed by all governmental entities having jurisdiction as paid into the tax escrow in accordance with Section 4 of this Amendment;

                  (3) The total annual Parking Rent of $90,708; and

                  (4) The total Annual Debt Service Coverage of $120,000.

         The Debt Service Coverage mentioned in item (4) above shall be fixed as of the date of this Amendment and shall remain the same throughout the Term.

Lessee agrees to pay the Fixed Rent in monthly installments on the first day of each month commencing on July 1, 1998 and continuing throughout the Term or any renewal Term. Lessee shall pay the Fixed Rent to Lessor on the first day of each month by wire transfer to Dollar Bank at the following address and wire instructions:
         Account Number:     2663058901
         Address:            Dollar Bank
                             Three Gateway Center
                             Ten West
                             Pittsburgh, PA 15222
                             (412) 261-8165

         ABA Number:         243074385
         Type Code:          10
         Attention:          Corporate Banking
         Account Name:       RIDC

Lessee further covenants and agrees to pay all sums of money, charges or other amounts required to be paid by the Lessee to the Lessor or to another person or entity under the Lease, as amended hereby (the "Additional Rent") in addition to the Fixed Rent provided for herein. Additional Rent shall also include the assumption by Lessee of all obligations including maintenance obligations imposed on Lessor or Lessee by URA pursuant to the Parking Lease and all costs of operating the Parking Facilities. The Fixed Rent and the Additional Rent are sometimes hereinafter collectively referred to as the "Rent". The Additional Rent shall be payable to Dollar Bank in the same manner as provided for the Fixed Rent.

When changes occur in the Fixed Rent or the Additional Rent, Lessor will invoice Lessee and the amounts due shall be paid by the date stated on the invoice. Thereafter, the monthly payments of

Fixed Rent and Additional Rent will be appropriately adjusted. For convenience, Lessor, at its option, may make said adjustments quarterly, and Lessee shall immediately pay any amounts incurred during the interim."

Section 4. Paragraph C. of Section 2 is hereby deleted, and in lieu thereof the following is inserted:

                  "C. As long as may be required by Dollar Bank, a tax escrow shall be established with Dollar Bank, and payments into the tax escrow shall be made monthly as part of the Fixed Rent. Upon execution and delivery of this Amendment and upon notice of any increase in real estate taxes, Lessee shall pay, by wire transfer to Dollar Bank, a sum of money which together with ensuing monthly installments will provide sufficient funds in the tax escrow to pay the real estate taxes to the taxing bodies at the discount rate thirty (30) days prior to the expiration of the discount period."

Section 5. Section 19 of the Lease is hereby amended to delete the addresses shown therein and to insert the following in lieu thereof.

                  "To Lessor"       REGIONAL INDUSTRIAL DEVELOPMENT
                                    CORPORATION OF SOUTHWESTERN
                                    PENNSYLVANIA
                                    907 Penn Avenue, 7th Floor
                                    Pittsburgh, PA 16222-3805
                                    Attention: President

                  To Lessee:        UNION SWITCH & SIGNAL INC.
                                    1000 Technology Drive
                                    Pittsburgh, PA 15219-3120
                                    Attention: Facilities Manager"

Section 6. The third sentence of Section 21 of the Lease is hereby deleted and the following sentences are inserted in lieu thereof.

"Any such renewal shall be upon the same terms, covenants, conditions and limitations as in the Lease, except that the annual Fixed Rent shall be Lessors direct and indirect expenses including taxes, debt service payments plus any related fees, insurance, management fee, accounting fees and other costs associated with the land and building and the Parking Rent as determined by Lessor and URA pursuant to the terms of the Parking Lease attached as Exhibit B to the Lease.

Section 7. Section 22 of the Lease is hereby deleted and is replaced by the following section:

                                  "Section 22.

         A.       RIGHT OF FIRST OFFER TO PURCHASE.

The Lessee is hereby given the right of first refusal to purchase the Premises during the initial term of the Lease and any renewal thereof. If a written bona fide offer to purchase the property is received by Lessor from a third party, Lessee shall have the right to purchase the property upon the same terms and conditions at the same purchase price as found in said offer. Lessee shall have 30 days to determine if Lessee desires to purchase the property based on such offer. If Lessee exercises such right to purchase the property, said purchase shall occur within 120 days after Lessee's receipt of a copy of such offer. A mutually convenient closing date shall be fixed upon Lessor receiving written confirmation of Lessee's intent to purchase the Premises on the same terms and conditions of the third parry offer and the rent shall be appropriately adjusted for the last month of the lease as may be necessary.

On the Closing Date, Lessor will convey the Premises to Lessee by deed of special warranty free and clear of all liens, encumbrances, reservations and other title matters except for those existing on the Commencement Date (other than mortgage liens) and except for easements granted to utility companies to serve the Premises or any other easement, reservation or restriction granted by Lessor with Lessee's written approval. To the extent Lessor holds such rights and subject to the written approval of URA, contemporaneously with conveying the Premises to Lessee, Lessor will assign to Lessee such of its interest in the Parking Lease to provide Lessee 640 parking spaces in the Parking Facilities, the surface lot or any surface lot on any related, adjoining lot.

         B.       OPTION PARCEL.

Lessee hereby relinquishes and forever terminates its option, right of first refusal or any other rights relating to the Option Parcel referred to in the Development Agreement, dated September 14, 1993, by and among Lessor, URA and Lessee. During the Term Of the Lease, however, Lessee shall have the right of first offer to lease space in any building constructed on the Option Parcel by Lessor. When Lessor develops preliminary plans to construct a building on the Option Parcel, it will give notice to Lessee and provide to Lessee preliminary site, designs, and floor plans and the proposed rental rates. Thereafter, Lessee shall have sixty (60) days to commit to a specified amount of square footage in the new building on the terms offered by Lessor. Lessor or its agents may market the new building while Lessee is considering its needs but will not commit any square footage in the building until the sixty (60) day period has expired. If, at the expiration of said sixty (60) day period, Lessee has not elected to commit to square footage in the building or has elected to commit to a portion of the building, Lessor may thereafter commit to lease the building or portions of the building not committed by Lessee to third parties upon terms not more favorable than those offered to Lessee.

Section 8. As contained in this Lease and the Parking Lease, Lessor will make available to Lessee a minimum of 640 parking spaces. Said parking spaces shall be made available first in the Parking Facilities; next in the surface lot adjacent to the Parking Facilities; and then, to the extent necessary, in any temporary surface lot on any related adjoining property.

Section 9. Lessee hereby agrees to pay all costs and expenses incurred by Lessor or otherwise incurred with respect to this Amendment and the mortgage restructuring contemplated hereby including, but not limited to, legal fees, financing fees and costs, title insurance fees and other fees required by the lenders or incurred in order to consummate the transactions contemplated by, or related to, this Amendment.

Section 10. The provisions set forth in the First Amendment of Lease entitled Subordination, Attornment and Lease Amendment Agreement, dated November 30, 1993, shall apply to any new mortgage loan obtained from Dollar Bank with the same force and effect, except to the extent any of said provisions are amended or changed by the provisions of this Amendment.

Section 11. Except as amended hereby, the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by the undersigned duly authorized officers as of the day and year first above written.

ATTEST:                             REGIONAL INDUSTRIAL DEVELOPMENT
                                    CORPORATION OF SOUTHWESTERN
                                    PENNSYLVANIA


 /s/Colleen B. Poremski             By /s/ Francis B Robinson
-----------------------             -------------------------
      Secretary                             President



(Corporate Seal)

ATTEST:                             UNION SWITCH & SIGNAL INC.



  /s/Richard D. Moss                By /s/ Gary Ryker
----------------------              --------------------------
         Asst. Secretary                    President



(Corporate Seal)

                   Regional Industrial Development Corporation
                          of Southwestern Pennsylvania
                     Rent Calculation Effective July 1, 1998
                              Union Switch & Signal


Debt Service
Dollar Bank                                                      $1,257,468
PIDA                                                                180,972
PEDP                                                                278,348
PCW                                                                  46,350
URA                                                                       0

Real Estate Taxes
Allegheny County                                                    107,100
City of Pittsburgh                                                  170,313
School District of Pittsburgh                                       253,725

Parking Rent                                                         90,708

Debt Service                                                        120,000
                                                                    -------

Annual Estimated Rent                                            $2,504,984
                                                                 ----------
                                                                 ----------

Monthly Estimated Rent                                             $208,749
                                                                   --------
                                                                   --------

The monthly rent, as calculated above, needs to be wired to Dollar Bank per the lease documents, as amended, to have available funds in the RIDC Dollar Bank account on the first of each month for which Dollar Bank will remove on that day for debt service purposes.

This monthly estimated rent will remain in effect until any changes in the lease, as amended, or any component piece of the rent calculation as outlined above changes.



                                  [SCHEDULE I]